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                                                                    EXHIBIT 23.1



                      CONSENT OF INDEPENDENT ACCOUNTANTS

To the Board of Director and Stockholders of iAsiaWorks Inc.

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (SEC No. 333-44452) of iAsiaWorks Inc. of our report dated February 8, 2001 except for Note 14, as to which the date is March 30, 2001, relating to the consolidated financial statements and financial statement schedule of iAsiaWorks Inc., which appear in this Form 10-K.


/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

San Jose, California
March 30, 2001